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                                                                   EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the amended Registration Statement File No. 333-74172 (Form S-3) and related Prospectus of LifePoint, Inc. for the registration of 6,841,491 shares of its common stock and to the incorporation by reference therein of our report dated May 17, 2001 (except note 7 as to which the date is June 29, 2001), with respect to the financial statements of LifePoint, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

Irvine, California
February 21, 2002

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